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                           STRATEGIC ALLIANCE AGREEMENT

     THIS STRATEGIC ALLIANCE AGREEMENT ("AGREEMENT"), is made effective as of October 1996, by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("SAIC"), and THE CARREKER GROUP, INC., a Texas corporation ("CARREKER"), who agree as follows:
     1. RECITALS. This Agreement is entered into in contemplation of the following facts and circumstances:

          1.1 OBJECTIVES. Carreker and SAIC desire to establish an arrangement whereby they can in the future jointly offer such services, products and technology as they may possess to prospective users of the services, products and/or technology the parties may offer with particular emphasis on commercial financial institutions and federal government agencies ("CUSTOMERS") pursuant to terms, conditions and prices mutually agreed upon by the parties in advance of entering any contract with a Customer. The parties also anticipate that each may identify opportunities which they do not pursue jointly, but with respect to which the services, products and/or technology of the other party may be marketed and sold to a Customer. This Agreement pertains only to the SAIC Financial Services Practice within SAIC's Technology Solutions Sector (the "SAIC FINANCIAL SERVICES PRACTICE").

          1.2 PURPOSE. This Agreement (a) sets forth (i) the provisions and conditions pursuant to which either party may identify and advise the other party of a mutually beneficial business opportunity and (ii) the circumstances under which parties may pursue the opportunity jointly, and
     (b) establishes the basis of payments to a party that introduces an opportunity which is not pursued jointly but with respect to which the other party successfully markets and sells its services, products and/or technology.

     2. SCOPE OF AGREEMENT. The parties specifically acknowledge and agree that this Agreement shall not apply to any work or contracts that commenced prior to the date of this Agreement, unless the parties otherwise agree in writing. This Agreement is not an exclusive dealings agreement and each party is free to do business with others with respect to Customers or otherwise; PROVIDED, HOWEVER, during the first three (3) years of this Agreement, Carreker shall provide SAIC with a preferential opportunity to provide services, products and/or technology to each prospective Customer that Carreker solicits in those instances where it appears to Carreker that a teaming relationship is necessary and that SAIC could provide the services, products and/or technology that is the subject matter of the solicitation.

     3.   MUTUAL BUSINESS OPPORTUNITIES.

          3.1 REPRESENTATIVES. Each party shall designate one or more authorized representatives to interact with the other for purposes hereof ("REPRESENTATIVE") until such time as either party notifies the other of its decision to designate a new Representative.

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          3.2    REVIEW OF OPPORTUNITIES.  The parties' Representatives may select and submit to the other for its consideration such business opportunities identified by a party that the party believes may be of mutual interest and the Representatives shall jointly determine whether to pursue such business opportunity together. If the parties determine to pursue an opportunity jointly, they also shall determine the terms, conditions and prices that will be offered to the prospective Customer and the strategy by which the parties will attempt to acquire the business (including, without limitation, designation of the party which shall serve as the prime contractor, the party which will perform the necessary services and provide the appropriate products and/or technology, and the party which will assume responsibility for presentation of the parties' proposal). The Representatives shall meet and confer, either in person or by teleconference, at least once monthly, to discuss prospective business opportunities and performance with respect to existing accounts.

          3.3 COOPERATION. If the parties pursue a business opportunity jointly, each party shall utilize commercially reasonable efforts to market and obtain the targeted business; PROVIDED, HOWEVER, that the parties shall coordinate their activities so as to provide a unified presentation to the prospective Customer.

     4.   TRANSACTIONS.

          4.1 JOINT TRANSACTIONS. Whenever a mutually satisfactory contract to perform or provide services, products and/or technology to a Customer has been obtained due to the active and substantial marketing and sales efforts of both parties, Carreker will have the right to provide services, products and/or technology having a value up to fifty percent (50%) of the estimated value of the contract and Carreker shall be entitled to its proportion of the revenue derived from the services, products and/or technology provided by Carreker. SAIC shall provide or obtain all services, products and/or technology not provided by Carreker and shall receive the revenue represented by the proportion of the revenue derived from the services, products and/or technology provided by SAIC.

          4.2 SOLE EFFORTS TRANSACTIONS. Whenever a mutually satisfactory contract to provide services, products and/or technology to a Customer has been obtained by the sole marketing and sales efforts of such party, the contracting party shall make a commercially reasonable good faith effort to enter into a subcontract or other arrangement to have the other party provide up to five percent (5%) of the services, products and/or technology required under the contract and the non-contracting party shall receive its share of revenues accordingly.

          4.3 FACILITATING TRANSACTIONS. Whenever a mutually satisfactory contract to provide services, products and/or technology to a Customer has been obtained by a party and the other party has provided limited solicitation assistance, such as by way of introduction, endorsement, referral or similar facilitating activity ("FACILITATING EFFORT"), the contracting party shall make a commercially reasonable good faith effort to enter into


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     a subcontract or other arrangement to have the party providing the
     Facilitating Effort to provide up to five percent (5%) of the services, products and/or technology required under the contract and the party providing the Facilitating Effort shall receive its share of the revenues accordingly; PROVIDED, HOWEVER, that any contract under this Section 4.3 entered into must have been entered into within one (1) year of the performance of the initial Facilitating Effort.

          4.4 LIMITATION. Notwithstanding the foregoing, should it be discovered that any SAIC organization or affiliate other than the SAIC Financial Services Practice is marketing, performing or providing services, products and/or technology independently of the relationship described in this Agreement, no subcontracting shall be required by the other SAIC organization or affiliate with Carreker.

     5.   BUSINESS DEVELOPMENT COMMITMENT.

          5.1 During the first two (2) years of this Agreement, Carreker and SAIC agree to confer, develop, fund (either through the utilization of internal personnel, resources, facilities, equipment, products and/or other assets or by contributing cash) and implement mutually acceptable business development plans approved in advance in writing by Carreker's President and SAIC's Technology Solutions Sector Manager and which will consist of
     (a) a public relations promotional program (the "PR PROGRAM") and (b) the development of a joint marketing and sales plan such as, but not limited to an electronic commerce strategic plan.

          5.2 Each party shall equally contribute up to Twenty Thousand Dollars ($20,000) in value per year to fund the PR Program, subject to a maximum total contribution by each party of Forty Thousand Dollars ($40,000).

          5.3 Each party shall equally contribute up to One Hundred Thousand Dollars ($100,000) in value per year to fund the marketing and sales plan agreed mutually upon and referred to in Section 5.1 above, subject to a maximum total contribution by each party of Two Hundred Thousand Dollars ($200,000).

     6.   CONTRACTING.

          6.1 With respect to any undertaking proposed under this Agreement, the parties shall confer and determine which of them should be the party contracting with the Customer (the "PROJECT LEADER").

          6.2 Each party shall (i) provide appropriate information and personnel and use commercially reasonable good faith efforts to timely prepare and submit to the Project Leader such data as are required for use in preparation of that part of the proposal to be submitted to the Customer and the services, products and/or technology to be provided


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     to the Customer and (ii) provide all other reasonable assistance to the
     Project Leader in preparation of a proposal.

          6.3 The Project Leader shall prepare the proposal, integrate the information and data provided by the parties, submit the proposal to the other party for advance review and written approval and submit the resulting proposal to the Customer.

          6.4 The Project Leader shall propose and promote the other party as the subcontractor for the services, products and/or technology to be provided under the contract with the Customer by such party.

          6.5 The parties shall perform such additional effort subsequent to submittal of the proposal to the Customer as appears reasonable to obtain the contract with the Customer.

          6.6 Each party shall perform its respective obligations described in the contract with the Customer in a proper and workmanlike manner and in accordance with the specifications, terms and conditions of the contract with the Customer.

          6.7 Any and all costs, expense or liability of either party caused by or arising out of this Agreement, its implementation, amendment, or expansion, shall be borne by each party separately and individually and neither party shall be liable or obligated to the other for any such cost, expense or liability except to the extent that such costs, expense, or liabilities are reimbursed, paid or provided for, under a written agreement entered into between the parties.

     7. COMPLIANCE WITH LAW. Each Party agrees that in carrying out its duties and responsibilities under this Agreement, it will neither undertake, nor cause nor permit to be undertaken any activity which either (a) is illegal under any laws, decrees, rules or regulations in effect in the United States, any state or territory or in any other applicable jurisdiction, or (b) would have the effect of causing the other party to be in violation of any laws, decrees, rules or regulations in effect in the United States, any state or territory or in any other applicable jurisdiction. Each party further acknowledges and agrees that if either party breaches this Paragraph 7: (i) the non-breaching party shall have the immediate right to terminate this Agreement; and (ii) the breaching party shall indemnify the non-breaching party for any penalty, loss or expenses incurred by the non-breaching party as a result of any such breach.

     8. OWNERSHIP OF PRODUCTS AND WORK PRODUCT. Any patent, trademark, copyright or intellectual property right in any software, software enhancements, products, services, technology, inventions, proprietary information or work product ("PRODUCTS") produced or created solely by one party as a result of the activities contemplated by this Agreement shall be the sole and exclusive property of such party. With respect to Products that are created directly as a result of the combined work efforts of both parties (and not merely because the


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contract with the Customer was jointly solicited), unless otherwise agreed in advance in a document signed by Carreker's President and SAIC's Technology Solutions Sector Manager, each party shall have a one-half (1/2) undivided interest in the Products without a duty to account to the other, provided that the Products are created or developed solely by the combined work efforts of the parties and not merely because the contract was jointly solicited.

     9.   CONFIDENTIAL AND/OR PROPRIETARY INFORMATION.

          9.1 The parties anticipate that under this Agreement it may be necessary for either to transfer to the other information of a confidential and/or proprietary nature ("CONFIDENTIAL INFORMATION"). Confidential Information shall be clearly identified by the disclosing party at the time of disclosure either by being marked with a legend clearly indicating that it is confidential or proprietary and all oral information that is reduced to writing and is identified as being confidential or proprietary and such writing is given to the recipient within fifteen (15) days of the date of the oral disclosure. Any information otherwise provided shall be deemed to not be confidential or proprietary.

          9.2 Each of the parties agree that it will use the same efforts to protect such Confidential Information as are used to protect its own Confidential Information. Disclosures of such Confidential Information shall be restricted to those individuals who are directly participating in the proposal and contracting efforts hereunder.

          9.3 Neither party shall make any reproductions, disclosure or use of such Confidential Information except in performing its obligations under this Agreement and as are set forth in the proposal to the Customer, with appropriate restrictive legends to the extent that either party specifically requests, and such legends as are permitted by the Customer's regulations.

          9.4 The limitations on reproduction, disclosure or use of Confidential Information shall not apply to, and neither party shall be liable for reproduction, disclosure or use of Confidential Information with respect to which any of the following conditions exist:

                 (a) If, prior to the receipt thereof under this Agreement, it has been developed independently by the party receiving it, or was lawfully known to the party receiving it, or has been lawfully received from other sources, including the Customer, provided such other source did not receive it due to a breach of this Agreement;

                 (b) If, subsequent to the receipt thereof under this Agreement, (i) it is published by the party furnishing it or is disclosed by the party furnishing it to others, including the Customer, without restriction, or (ii) it has been lawfully obtained by the party receiving it from other sources, including the Customer,


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          provided such other source did not receive it due to a breach of this
          Agreement, or (iii) if such information otherwise comes within the public knowledge or becomes generally known to the public; or

                 (c) If any part of the Confidential Information has been or hereafter shall be disclosed in a United States patent issued to the party furnishing the Confidential Information hereunder, then, after the issuance of said patent, the limitations on such Confidential Information as disclosed in the patent shall be only that afforded by the United States Patent Laws.

          9.5 Neither the execution and delivery of this Agreement, nor the furnishing of any Confidential Information by either party shall be construed as granting to the other party either expressly, by implication, estoppel, or otherwise, any license under any invention, patent, trademark, or copyright now or hereafter owned or controlled by the party furnishing same.

          9.6 Notwithstanding the expiration of the other portions of this Agreement, the obligations and provisions of this Article 9 shall continue until terminated by either party upon five (5) days written notice to the other; PROVIDED, HOWEVER, that the terms and conditions of this Article shall continue to apply to all Confidential Information disclosed prior to the effective date of such termination.

          9.7 Each of the parties shall identify a person responsible for receipt of Confidential Information subject to this Article.

     10.  RELATIONSHIP OF PARTIES.

          10.1 INDEPENDENT CONTRACTORS. The parties hereto intend that the relationship between them created by this Agreement shall be that of independent contractors and that the relationship shall continue as such as long as this Agreement remains in effect. Nothing contained in this Agreement shall be construed to constitute either party as a partner, employee or agent of the other, and no employee or agent of either party shall be or be deemed to be the employee or agent of the other.

          10.2 SCOPE OF AGREEMENT. Neither party shall have the authority to make any agreement or commitment, or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties hereafter may agree in writing.

     11. INDEMNIFICATION. Each party shall be solely responsible for the performances of its acts, duties and responsibilities under this Agreement and for the acts, duties and responsibilities of its officers, employees and agents; and each party agrees to indemnify the


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other, its officers, employees and agents, and to hold harmless the other, its officers, employees and agents, and, at the indemnifying party's sole expense, to defend the indemnified party, its officers, employees and agents, from and against any claims, demands, causes of action, loss, cost and expense, arising from, in connection with or based upon the actions or omissions of the indemnifying party, its officers, employees or agents pursuant to or in contravention of the provisions of this Agreement.

     12. TERMINATION. This Agreement shall have an initial term of three (3) years. Thereafter, except as to any contracts entered into with Customers hereunder, either party shall have the right to terminate this Agreement at any time, with or without cause, effective upon thirty (30) day's written notice to the other party. Any amounts earned by either party as of the date of notice of termination shall survive termination and shall continue to be payable, but neither party shall be entitled to receive or obligated to pay any damages in connection with such termination.

     13. ARBITRATION OF DISPUTES. The parties agree that any controversy or claim (whether such controversy or claim is based upon or sounds in statute, contract, tort or otherwise) arising out of or relating to this Agreement, any performance or dealings between the parties, or any dispute arising out of the interpretation or application of this Agreement, which the parties are not able to resolve, shall be settled exclusively by arbitration in Dallas, Texas by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules then obtaining and judgment upon the award rendered by the arbitrator shall be entered in any court having Jurisdiction thereof and such arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator shall be chosen from a panel of licensed attorneys familiar with the subject matter of this Agreement and shall be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled.

     14. CHOICE OF LAW. The Agreement and the performance or breach thereof shall be governed by and interpreted as to substantive matters in accordance with the applicable laws of the State of Texas (excluding its choice of law rules).

     15. ASSIGNMENT. No portion of this Agreement or any right or obligation hereunder can be assigned, in whole or in part, by either party hereto without the prior written consent of the other party.

     16. ENTIRE AGREEMENT. This Agreement contains the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all previous verbal and written agreements. This Agreement cannot be amended, in whole or in part, without a written instrument signed by both of the parties hereto.


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     17.  WAIVER.  No waiver of, no delay in the exercise of, and no omission to exercise any rights or remedies by either party shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement.

     18. NOTICE. Unless otherwise specified herein, any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and shall be deemed to be fully given if personally delivered, if sent by registered mail, by facsimile with an original copy by regular mail, or by telex with receipt acknowledged, to the following addresses:

          (a)    If to SAIC, to:

                 Kevin E. Murphy
                 Science Applications International Corporation
                 1299 Prospect St., Suite 303
                 La Jolla CA 92037

                 With a copy to:

                 Kevin A. Werner, Esq.
                 Corporate Counsel
                 Science Applications International Corporation
                 10260 Campus Point Drive, M/S F3
                 San Diego CA 92121

          (b)    If to Carreker, to:

                 Douglas Eubanks
                 Executive Vice President
                 The Carreker Group, Inc.
                 14001 North Dallas Parkway, Suite 1100
                 Dallas TX 75240

The foregoing addresses and individuals may be changed by either party by giving to the other party prior written notice of any such change.

     19. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


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     21.  FURTHER ASSURANCES.  Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     IN WITNESS WHEREOF, as of the day first above written, the SAIC and Carreker have caused this Agreement to be signed by their respective duly authorized officer.


                                   SCIENCE APPLICATIONS
                                   INTERNATIONAL CORPORATION,
                                   a Delaware corporation


                                   By: /s/ Kevin Werner
                                      ---------------------------------------
                                   Name: Kevin Werner
                                        -------------------------------------
                                   Title: Corp. Vice President
                                         ------------------------------------


                                   THE CARREKER GROUP, INC.,
                                   a Texas corporation


                                   By: /s/ J.D. Carreker
                                      ---------------------------------------
                                   Name: J.D. Carreker
                                        -------------------------------------
                                   Title: President
                                         ------------------------------------










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